United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 2, 2016, Black Diamond, Inc. (the “Company”) terminated the Employment Agreement, dated as of July 29, 2016 between the Company and Mark Ritchie (the “Employment Agreement”) without Cause (as defined in the Employment Agreement). In connection with the termination of the Employment Agreement, the Company will make the payments and provide the benefits to Mr. Ritchie set forth in the Employment Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On December 2, 2016, the Company terminated Mr. Ritchie as Chief Operating Officer of the Company and terminated his Employment Agreement as described in Item 1.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits:

Exhibit	Description
10.1	Employment Agreement, dated as of July 29, 2016, between Black Diamond, Inc. and Mark Ritchie (filed as Exhibit 10.2 to the Company’s Current Report on Form 10-Q, filed with the Securities and Exchange Commission on August 1, 2016 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2016

Black Diamond, Inc.

By:	/s/ Aaron J. Kuehne
Name:	Aaron J. Kuehne
Title:	Chief Financial Officer and Chief Administrative Officer